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                                 EXHIBIT 99(c)
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                              THE BANK OF ORLEANS
                             AN INDIANA STATE BANK

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                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                       TO BE HELD ON ____________, 1995

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   The Special Meeting of Shareholders of The Bank of Orleans, and Indiana state bank ("Orleans"), will be held on _______________, 1995, at _______ __.m., local time, at the office of Orleans located at 200 Maple Street, Orleans, Indiana, for the following purpose:

   1. Proposal to approve an Agreement and Plan of Reorganization, dated October 18, 1994, as amended May 5, 1995, by and between Orleans and CNB Bancshares, Inc., an Indiana corporation ("CNB"), attached as Exhibit A to the accompanying Prospectus/Proxy Statement, providing for CNB's acquisition of Orleans by means of the merger of Orleans Interim Bank, an Indiana state bank and wholly owned subsidiary of CNB, with and into Orleans.

   2. Proposal to permit the Special Meeting to be adjourned or postponed, in the discretion of the proxies, which adjournment or postponement could be used for the purpose, among others, of allowing time for the solicitation of additional votes to approve the referenced Agreement and Plan of Reorganization.


   Only the holders of common stock of Orleans of record at the close of business on ____________, 1995, are entitled to notice of and to vote at the Special Meeting or at any adjournments or postponements thereof.

   EACH SHAREHOLDER IS URGED TO COMPLETE AND RETURN PROMPTLY THE ACCOMPANYING PROXY WHETHER OR NOT HE OR SHE PLANS TO ATTEND THE MEETING. The prompt return of your signed proxy will help assure a quorum and aid Orleans in reducing the expense of additional proxy solicitation. The giving of such proxy does not affect your right to vote in person in the event you attend the meeting.

                        By Order of the Board of Directors


                        Cashier

Orleans, Indiana

____________, 1995

ORLEANS SHAREHOLDERS SHOULD NOT SEND IN THEIR STOCK CERTIFICATES UNTIL THEY RECEIVE THE LETTER OF TRANSMITTAL FORM AND INSTRUCTIONS FOR SUBMITTING SUCH CERTIFICATES.

THE ACCOMPANYING PROSPECTUS/PROXY STATEMENT DESCRIBES THE RIGHTS OF ORLEANS SHAREHOLDERS TO DISSENT FROM THE MERGER AND THE PROCEDURES WHICH MUST BE FOLLOWED IN ORDER TO PERFECT SUCH RIGHTS.